Exhibit 23.1

Consent of Registered Independent Auditors

Board of Directors
East Coast Diversified Corporation
Atlanta, Georgia

We hereby consent to the incorporation by reference in this Form S-1 to our audit report dated February 26, 2010 (which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern) of East Coast Diversified Corporation for the year ended December 31, 2009 and to all references to our firm included in this Form S-1.

/s/ KBL, LLP
KBL, LLP
Certified Public Accountants and Advisors
August 19, 2011

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